As filed with the Securities and Exchange Commission on February 17, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REACHLOCAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0498783
(State or Other Jurisdiction of Incorporation or Organization)	( I.R.S. Employer Identification Number)

21700 Oxnard Street, Suite 1600

Woodland Hills, California 91367

(Address of Principal Executive Offices including Zip Code)

ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan

(Full Title of the Plan)

Adam F. Wergeles, Esq. ReachLocal, Inc. 21700 Oxnard Street, Suite 1600 Woodland Hills, California 91367 (818) 274-0260	Copy To: Christopher L. Kaufman, Esq. Bradley A. Helms, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 (213) 485-1234

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 Par Value	1,267,426 (2)	$24.36 (3)	$30,874,497.36	$3,584.53

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock, $0.00001 par value per share (“Common Stock”)

that become issuable under the ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan (the “2008 Plan”) being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 1,267,426 additional shares of Common Stock issuable under the 2008 Plan.
(3)	This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $24.36, which is the average of the high and low prices for the Registrant’s Common Stock as reported on The Nasdaq Global Market on February 15, 2011.

EXPLANATORY NOTE

ReachLocal, Inc. (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2010 a registration statement on Form S-8 (File No. 333-166971) relating to (i) 34,500 shares of Common Stock to be offered and sold under the ReachLocal, Inc. Director Stock Plan, (ii) 1,925,445 shares of Common Stock to be offered and sold under the ReachLocal, Inc. 2004 Stock Plan (the “2004 Plan”) and (iii) 5,508,052 shares of Common Stock to be offered and sold under the 2008 Plan (the “Prior Registration Statement”). The Registrant is hereby registering an additional 1,267,426 shares of Common Stock issuable under the 2008 Plan, none of which has been issued as of the date of this registration statement.

This registration statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this registration statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a)	The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on May 20, 2010, relating to the registration statement on Form S-1, as amended (Registration No. 333-163905), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2010 and September 30, 2010, filed with the Commission on August 13, 2010 and November 4, 2010, respectively (File No. 001-34749);

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on September 8, 2010 and November 19, 2010 (File No. 001-34749); and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34749), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 19, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment stating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be a part of this registration statement. Information contained in a Current Report on Form 8-K furnished to the Commission will not be incorporated by reference into this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 8.	Exhibits

See Index to Exhibits immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 16th day of February, 2011.

REACHLOCAL, INC.

By:	/s/ Zorik Gordon
Zorik Gordon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Zorik Gordon, Ross G. Landsbaum and Michael Kline, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Zorik Gordon Zorik Gordon	President and Chief Executive Officer, Director (Principal Executive Officer)	February 16, 2011

/s/ Ross G. Landsbaum Ross G. Landsbaum	Chief Financial Officer, (Principal Financial Officer)	February 16, 2011

/s/ Chris Powell Chris Powell	Senior Vice President, Corporate Controller (Principal Accounting Officer)	February 16, 2011

/s/ David Carlick David Carlick	Director	February 16, 2011

/s/ Robert Dykes Robert Dykes	Director	February 16, 2011

/s/ James Geiger James Geiger	Director	February 16, 2011

/s/ Habib Kairouz Habib Kairouz	Director	February 16, 2011

/s/ Alan Salzman Alan Salzman	Director	February 16, 2011

/s/ Jason Whitt Jason Whitt	Director	February 16, 2011

INDEX TO EXHIBITS

Exhibit No.	Description of Document
4.01	Amended and Restated Certificate of Incorporation of ReachLocal, Inc. (incorporated by reference from Exhibit 3.01 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on February 2, 2010 (No. 333-163905)).

4.02	Amended and Restated Bylaws of ReachLocal, Inc. (incorporated by reference from Exhibit 3.02 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on February 2, 2010 (No. 333-163905)).

4.03	Form of ReachLocal, Inc. Common Stock Certificate (incorporated by reference from Exhibit 4.01 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on April 27, 2010 (No. 333-163905)).

4.04	Second Amended and Restated Investors’ Rights Agreement, by and among ReachLocal, Inc., the Investors listed on Exhibit A, Exhibit B, Exhibit C and Exhibit D thereto, and the Founders listed on Exhibit E thereto, dated as of September 17, 2007 and as amended as of July 1, 2008, May 14, 2009, and May 18, 2009 (incorporated by reference from Exhibit 4.02 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on February 2, 2010 (No. 333-163905)).

4.06	Amended and Restated ReachLocal, Inc. 2008 Stock Incentive Plan (incorporated by reference from Exhibit 10.22 to the Registrant’s registration statement on Form S-1, as amended, filed with the Commission on April 27, 2010 (No. 333-163905)).

5.01	Opinion of Latham & Watkins LLP

23.01	Consent of Latham & Watkins LLP (included in Exhibit 5.01)

23.02	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

24.01	Power of Attorney (included in the signature page to this registration statement)